SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 16, 2001
                Date of Report (Date of earliest event reported)


                            THE TESSERACT GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                     1-11111                  41-1581297
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


         4515 E. Muirwood Drive
           Phoenix, Arizona                                          85048
(Address of principal executive offices)                          (Zip Code)


                                 (480) 940-6300
               Registrant's telephone number, including area code


         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     SALE OF EDUCATION PROPERTY INVESTORS, INC. SCHOOL

     On March 16, 2001, The TesseracT Group, Inc. ("we" or "us") sold certain of our assets to Education Property Investors, Inc., a Nevada corporation ("EPI"). We made this sale pursuant to the terms of a Purchase and Sale Agreement for personal property, dated January 31, 2001, by and between us and EPI, as amended by that certain First Amendment to Purchase and Sale Agreement, dated March 15, 2001, and a separate Purchase and Sale Agreement for real property dated January 31, 2001.

     In this transaction, we sold certain of our assets including equipment, real property and goodwill related to our property commonly known as the North Scottsdale TesseracT School. In consideration for the sale of these assets we received $100,000 for the personal property and goodwill, and $1,462,000 for the real property less a mortgage payoff amount of $1,362,000. EPI waived various claims for rent.

ITEM 7. FINANCIAL INFORMATION; EXHIBITS

     (c)  Exhibits

       Exhibit No.
       -----------

          10.1 Purchase and Sale Agreement by and between The TesseracT Group, Inc. and Education Property Investors, Inc., dated January 31, 2001 (as amended).

          10.2 Purchase and Sale Agreement by and between The TesseracT Group, Inc. and Education Property Investors, Inc., dated January 31, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE TESSERACT GROUP, INC.



Dated:  March 27, 2001                     By /s/ Douglas Snell
                                              ---------------------------
                                              Douglas Snell
                                              Controller